Exhibit 21.1

Subsidiaries of Kensey Nash Corporation

Kensey Nash Holding Corporation

A Delaware Corporation

Kensey Nash BVF Technology LLC

A Delaware Limited Liability Company

Kensey Nash Closure Technology LLC

A Delaware Limited Liability Company

Kensey Nash CRD Technology LLC

A Delaware Limited Liability Company

Kensey Nash ECM Technology LLC

A Delaware Limited Liability Company

ILT Acquisition Sub, Inc.

A Delaware Corporation

KNC NER Acquisition Sub, Inc.

d/b/a Kensey Nash Corporation—WI

A Delaware Corporation

KNC Investment Holdings, LLC

A Delaware Limited Liability Company

KNC NOR Acquisition Sub, Inc.

A Delaware Corporation